AMENDMENT TO THE
                               UNILAB CORPORATION
                        2000 EXECUTIVE STOCK OPTION PLAN
                                (the "2000 Plan")

     1. The 2000 Plan, as amended, is hereby amended, effective June 29, 2001, by adding a new Section 8(a)(vii) to read as follows:

                  (vii) Notwithstanding anything to the contrary herein (including, without limitation, a failure to provide future service), each outstanding and unexercisable Class A Option granted prior to June 29, 2001 to a consultant listed on Schedule I shall be fully vested and exercisable effective as of June 29, 2001.

     2. Except as amended herein, the 2000 Plan shall remain in full force and effect.

* Approved by action of the Board of Directors on June 29, 2001.